Exhibit 99.1

Contact:	Thomas J. Sargeant
Chief Financial Officer
AvalonBay Communities, Inc.
703-317-4635
For Immediate News Release
April 25, 2007
AVALON BAY COMMUNITIES, INC. ANNOUNCES
FIRST QUARTER 2007 OPERATING RESULTS AND PLANNED RESTATEMENT FOR CHANGE IN LAND LEASE ACCOUNTING
(Alexandria, VA) AvalonBay Communities, Inc. (NYSE: AVB) reported today that Net Income Available to Common Stockholders for the quarter ended March 31, 2007 was $44,345,000. This resulted in Earnings per Share — diluted (“EPS”) of $0.56 for the quarter ended March 31, 2007, compared to $1.45 for the comparable period of 2006, a per share decrease of 61.4%. This decrease is primarily attributable to gains from sales of land and communities in 2006, partially offset by growth in income from existing and newly developed communities in 2007.
Funds from Operations attributable to common stockholders — diluted (“FFO”) for the quarter ended March 31, 2007 was $89,118,000, or $1.11 per share compared to $84,189,000, or $1.12 per share for the comparable period of 2006. FFO per share includes $0.01 per share for the quarter ended March 31, 2007 and $0.17 per share for the quarter ended March 31, 2006 related to the sale of land parcels. Adjusting for land sales in both periods, FFO per share increased 15.8%, due primarily to contributions from improved community operating results and newly developed communities. As explained later in this release, the Company made a change related to its accounting for land leases. This change resulted in a non-cash charge to operating expenses and reduced reported FFO by $0.04 per share from what would otherwise have been reported for the three months ended March 31, 2007. Results for the three months ended March 31, 2006 have also been restated to reflect the impact of this change.
Operating Results for the Quarter Ended March 31, 2007 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue increased by $19,917,000, or 11.3% to $196,706,000. For Established Communities, rental revenue increased 6.6%, comprised of an increase in Average Rental Rates of 7.0% and a decrease in Economic Occupancy of 0.4%. As a result, total revenue for Established Communities increased $9,883,000 to $159,665,000. Operating expenses for Established Communities increased $1,333,000, or 2.7% to $51,022,000. Accordingly, Net Operating Income (“NOI”) for Established Communities increased by $8,550,000, or 8.5%, to $108,643,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities from the first quarter of 2006 to the first quarter of 2007:

1Q 07 Compared to 1Q 06

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)
Northeast	4.0%	0.4%	5.8%	41.3%
Mid-Atlantic	8.1%	9.3%	7.4%	16.0%
Midwest	9.5%	14.6%	6.1%	2.0%
Pacific NW	12.7%	4.5%	17.1%	4.6%
No. California	9.1%	0.5%	12.7%	23.4%
So. California	6.1%	1.1%	8.1%	12.7%

Total	6.6%	2.7%	8.5%	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.
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Copyright © 2007 AvalonBay Communities, Inc. All Rights Reserved

Cash concessions are recognized in accordance with Generally Accepted Accounting Principles (“GAAP”) and are amortized over the approximate lease term, which is generally one year. The following table reflects the percentage changes in rental revenue on a GAAP basis and Rental Revenue with Concessions on a Cash Basis for our Established Communities:

1Q 07 vs 1Q 06
Rental Revenue Change with Concessions on a GAAP Basis	6.6%

Rental Revenue Change with Concessions on a Cash Basis	4.7%

Development and Redevelopment Activity
The Company completed the development of two communities during the first quarter of 2007. Avalon Chestnut Hill, located in Chestnut Hill (Boston), MA, is a mid-rise community containing 204 apartment homes and was completed for a Total Capital Cost of $61,200,000. Avalon at Decoverly II, the second phase of a two-phase community located in Rockville, MD, is a garden-style community containing 196 apartment homes. Avalon at Decoverly II was completed for a Total Capital Cost of $30,800,000.
The Company began construction of Avalon Morningside Park, a wholly owned community in the first quarter of 2007. Avalon Morningside Park is located in New York, NY, and will contain a total of 296 apartment homes when completed for an estimated Total Capital Cost of $125,500,000.
In the first quarter of 2007, the Company completed the redevelopment of one community, Avalon Arlington Heights located in Arlington Heights (Chicago), IL. This community contains an aggregate of 409 apartment homes and was completed for a Total Capital Cost of $6,700,000, excluding costs incurred prior to the start of redevelopment.
During the first quarter of 2007, the Company purchased a parcel of land located in Brooklyn, NY for approximately $70,000,000. In April 2007, the Company acquired additional development rights associated with this land parcel for a purchase price of $10,500,000. The Company expects to begin construction of a 628 apartment home high-rise community in the second half of 2007.
In April 2007, a fire at Avalon Danvers, a development community located in Danvers (Boston), MA, damaged 147 of the planned 433 apartment homes. The impacted apartment homes were under construction and unoccupied. The fire did not damage the structures housing the current leasing operations or occupied apartment homes. The Company expects that insurance proceeds will substantially cover the cost to reconstruct all damaged assets as well as provide for a reimbursement of lost net operating income due to schedule delays, resulting in no material net economic loss to the Company.
Investment Management Fund Activity
AvalonBay Value Added Fund, L.P. (the “Fund”) is a private, discretionary investment vehicle in which the Company holds an equity interest of approximately 15%. During the first quarter of 2007, the Fund acquired three communities:
•	Centerpoint, located within a single downtown city block of Baltimore, MD, contains a total of 392 apartment homes and approximately 33,000 square feet of retail space, and was acquired for a purchase price of $78,500,000.
•	Crystal Hill Apartments, a garden-style community consisting of 168 apartment homes located in Pomona (Rockland County), NY was acquired for a purchase price of $37,800,000; and
•	Middlesex Crossing Apartments, located in Billerica (Boston), MA, was acquired for a purchase price of $37,100,000. Middlesex Crossing Apartments is a garden-style community consisting of 252 apartment homes.
During the first quarter of 2007, the Fund commenced the redevelopment of Fuller Martel, located in Los Angeles, CA. Fuller Martel contains 82 apartment homes and will be redeveloped for an expected Total Capital Cost of $3,400,000, excluding costs incurred prior to the start of redevelopment.
As of March 31, 2007, the Fund has invested $609,250,000, which represents approximately 70% of the expected total investment.
Financing, Liquidity and Balance Sheet Statistics
In January 2007, the Company filed a new shelf registration statement with the Securities and Exchange Commission, allowing the Company to sell an undetermined number or amount of certain debt and equity securities as defined in the prospectus.
In January 2007, in conjunction with the inclusion of its common stock in the S&P 500 Index, the Company issued 4,600,000 shares of its common stock at $129.30 per share. Net proceeds of approximately $594,000,000 will be used for general corporate purposes.
As of March 31, 2007, the Company had no amounts outstanding under its $650,000,000 unsecured credit facility. In addition the Company had $356,400,000 in unrestricted cash available at March 31, 2007. Leverage, calculated as total debt as a percentage of Total Market Capitalization, was 21.2% at March 31, 2007. Unencumbered NOI for the quarter ended March 31, 2007 was 82% and Interest Coverage for the first quarter of 2007 was 4.4 times.
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Copyright © 2007 AvalonBay Communities, Inc. All Rights Reserved

Revised Accounting Interpretation
On April 24, 2007, the Company determined to revise its accounting for long-term land leases to provide for the straight-lining of lease payments with fixed, or minimum, escalations over the entire lease term as opposed to the Company’s expected holding period of its interest in the asset. This change primarily impacts the land lease accounting related to one consolidated asset with a 90 year lease in which the land lessor is also the partner in the venture holding the asset. The change is expected to result in an additional non-cash increase to operating expenses of approximately $10,500,000 per year in excess of the current annual cash payments, as well as additional depreciation expense. Information provided in this release for the three months ended March 31, 2006 has been restated from our previously reported results to reflect this accounting change and provide comparable results to the three months ended March 31, 2007. While the amounts involved do not affect the economics of the joint venture or the Company’s cash flows, management intends to seek an amendment of the lease terms or otherwise resolve the need to continue to accrue lease expense that is significantly in excess of our actual cash rental payments. An amendment or sale would eliminate this non-cash expense in the future. A sale of the asset related to this land lease would also trigger the recapture into net income of the cumulative amount of the prior period non-cash accruals at the date of sale. However, no assurance can be provided that an amendment will occur, that the joint venture structure can be changed or that the underlying asset would be sold in such a manner.
The Company will restate its financial statements for the years ended December 31, 2006, 2005 and 2004 to reflect this revised accounting treatment. This change in accounting will result in a reduction of net income of approximately $11,900,000 in each year, or 4.4%, 3.8% and 5.7% of net income available to common stockholders, respectively.
Second Quarter 2007 Financial Outlook
The Company expects EPS in the range of $0.91 to $0.95 for the second quarter of 2007 and expects Projected FFO per share in the range of $1.13 to $1.17 for the second quarter of 2007. The financial outlook provided for the second quarter 2007 includes $0.03 per share related to the revised lease accounting discussed in this release.
The Company expects to release its second quarter 2007 earnings on August 1, 2007 after the market closes. The Company expects to hold a conference call on August 2, 2007 at 11:00 AM EDT to discuss the second quarter 2007 results.
Second Quarter 2007 Conference/Event Schedule
The Company is scheduled to participate in the following conferences during the second quarter of 2007:

2Q 2007 Conference Schedule

Event/Conference	Date
AvalonBay New York Area Community Tour	June 4
NAREIT Institutional Investor Forum	June 5-7
Wachovia Securities Equity Conference	June 25-29
The Company is scheduled to present and conduct a question and answer session at each of these conferences. Management’s presentations and discussions at these events may include reference to the Company’s operating environment and trends; development, redevelopment, disposition and acquisition activity; the Company’s outlook and other business and financial matters affecting the Company.
Details on how to access a webcast of each event and/or related materials will be available beginning June 1, 2007 on the Company’s website at http://www.avalonbay.com/events.
Other Matters
The Company will hold a conference call on April 26, 2007 at 1:00 PM EDT to review and answer questions about this release, its first quarter results, the Attachments (described below) and related matters. To participate on the call, dial 1-877-510-2397 domestically and 1-706-634-5877 internationally.
To hear a replay of the call, which will be available from April 26, 2007 at 5:00 PM EDT until May 3, 2007 at 11:59 PM EDT, dial 1-800-642-1687 domestically and 1-706-645-9291 internationally, and use Access Code: 4853093.
A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.
The Company produces Earnings Release Attachments (the “Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company’s website at http://www.avalonbay.com/earnings and through e-mail distribution. To receive future press releases via e-mail, please send a request to IR@avalonbay.com.
About AvalonBay Communities, Inc.
As of March 31, 2007, the Company owned or held a direct or indirect ownership interest in 171 apartment communities containing 49,402 apartment homes in ten states and the District of Columbia, of which 16 communities were under construction and six communities were under reconstruction. The Company is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in high barrier-to-entry markets of the United States. More information may be found on the Company’s website at the following address http://www.avalonbay.com. For additional information, please contact John Christie, Senior Director of Investor Relations and Research at 1-703-317-4747 or Thomas J. Sargeant, Chief Financial Officer, at 1-703-317-4635.
Forward-Looking Statements
This release, including its Attachments, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, which include the following: the Company’s ability to obtain an amendment of certain lease terms or sell its interest in the assets subject to such leases, changes in local employment conditions, demand for apartment homes, supply of competitive housing products, and other economic conditions may result in lower than expected occupancy and/or rental rates and adversely affect the profitability of our communities; increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability; delays in completing development, redevelopment and/or lease-up may result in increased financing and construction costs and may delay and/or reduce the profitability of a community; debt and/or equity financing for development, redevelopment or acquisitions of communities may not be available on favorable terms; we may be unable to obtain, or experience delays in obtaining, necessary governmental permits and authorizations; or we may abandon development or redevelopment opportunities for which we have already incurred costs. In addition, statements herein regarding the impact of the change in accounting for land leases on the restated financial statements we plan to file, are based on current estimates.
Additional discussions of risks and uncertainties appear in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 under the headings “Risk Factors” and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements”.
The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the second quarter and full year 2007. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.
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Copyright © 2007 AvalonBay Communities, Inc. All Rights Reserved

Definitions and Reconciliations
Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and further explained on Attachment 13, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.” Attachment 13 is included in the full earnings release available at the Company’s website at http://www.avalonbay.com/earnings. This wire distribution includes only definitions and reconciliations of the following Non-GAAP financial measures:
FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as net income or loss computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated operating communities and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to net income is as follows (dollars in thousands):

	Q1	Q1
	2007	2006
Net income	$46,520	$111,114
Dividends attributable to preferred stock	(2,175)	(2,175)
Depreciation — real estate assets, including discontinued operations and joint venture adjustments	44,685	40,570
Minority interest, including discontinued operations	88	99
Gain on sale of previously depreciated real estate assets	—	(65,419)

FFO attributable to common stockholders	$89,118	$84,189

Average shares outstanding — diluted	79,930,748	75,290,124
EPS — diluted	$0.56	$1.45

FFO per common share — diluted	$1.11	$1.12

Projected FFO, as provided within this release in the Company’s outlook, is calculated on a basis consistent with historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income from projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the second quarter of 2007 to the range provided for projected EPS (diluted) is as follows:

	Low	High
	range	range
Projected EPS (diluted) — Q2 07	$0.91	$0.95
Projected depreciation (real estate related)	0.54	0.58
Projected gain on sale of operating communities	(0.32)	(0.36)

Projected FFO per share (diluted) — Q2 07	$1.13	$1.17

Copyright © 2007 AvalonBay Communities, Inc. All Rights Reserved

NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excludes corporate-level income (including management, development and other fees), corporate-level property management and other indirect operating expenses, investments and investment management, net interest expense, general and administrative expense, joint venture income, minority interest expense, depreciation expense, gain on sale of real estate assets and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to net income of operating performance of a community or communities because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of corporate-level property management overhead or general and administrative costs. This is more reflective of the operating performance of a community, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.
A reconciliation of NOI (from continuing operations) to net income, as well as a breakdown of NOI by operating segment, is as follows (dollars in thousands):
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	Q1	Q1
	2007	2006 (1)
Net income	$46,520	$111,114
Indirect operating expenses, net of corporate income	6,996	7,435
Investments and investment management	2,024	1,471
Interest expense, net	23,878	28,664
General and administrative expense	6,780	6,283
Joint venture income, minority interest	535	(95)
Depreciation expense	44,094	40,225
Gain on sale of real estate assets	(545)	(78,585)
Income from discontinued operations	—	(1,075)

NOI from continuing operations	$130,282	$115,437

Established:
Northeast	$45,403	$42,895
Mid-Atlantic	17,632	16,423
Midwest	1,768	1,666
Pacific NW	5,480	4,681
No. California	28,292	25,114
So. California	10,068	9,314

Total Established	108,643	100,093

Other Stabilized	9,715	5,485
Development/Redevelopment	11,924	9,859

NOI from continuing operations	$130,282	$115,437

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(1)	Amounts for the three months ended March 31, 2006 have been restated from amounts previously reported to reflect a change in accounting for land leases.
NOI as reported by the Company does not include the operating results from discontinued operations (i.e., assets sold during the period January 1, 2006 through March 31, 2007). A reconciliation of NOI from communities sold to net income for these communities is as follows (dollars in thousands):
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	Q1	Q1
	2007	2006
Income from discontinued operations	$—	$1,075
Interest expense, net	—	—
Depreciation expense	—	—

NOI from discontinued operations	$—	$1,075

NOI from assets sold	$—	$1,075
NOI from assets held for sale	—	—

NOI from discontinued operations	$—	$1,075

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Copyright © 2007 AvalonBay Communities, Inc. All Rights Reserved

Interest Coverage is calculated by the Company as EBITDA from continuing operations, excluding land gains, divided by the sum of interest expense, net, and preferred dividends. Interest Coverage is presented by the Company because it provides rating agencies and investors an additional means of comparing our ability to service debt obligations to that of other companies. EBITDA is defined by the Company as net income before interest income and expense, income taxes, depreciation and amortization.
A reconciliation of EBITDA and a calculation of Interest Coverage for the first quarter of 2007 are as follows (dollars in thousands):
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Net income	$46,520
Interest expense, net	23,878
Depreciation expense	44,094
Depreciation expense (discontinued operations)	—

EBITDA	$114,492

EBITDA from continuing operations	$114,492
EBITDA from discontinued operations	—

EBITDA	$114,492

EBITDA from continuing operations	$114,492
Land gains	(545)

EBITDA from continuing operations, excluding land gains	$113,947

Interest expense, net	23,878
Dividends attributable to preferred stock	2,175

Interest charges	26,053

Interest coverage	4.4

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Copyright © 2007 AvalonBay Communities, Inc. All Rights Reserved